                                                             UNITED STATES
                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549

                                                               FORM 8-K

                                                            CURRENT REPORT
                                                  Pursuant to Section 13 OR 15(d) of
                                                  The Securities Exchange Act of 1934

                                   Date of Report (Date of earliest event reported) November 7, 2005

                                                         U.S. Can Corporation
                                        (Exact name of registrant as specified in its charter)

                        Delaware                                   333-53276                         06-1094196
              (State or other jurisdiction                 (Commission File Number)                (IRS Employer
                    of incorporation)                                                           Identification No.)

    700 East Butterfield Road, Suite 250, Lombard, IL                                                  60148
        (Address of principal executive offices)                                                     (Zip Code)

                                   Registrant's telephone number, including area code (630) 678-8000

                                    (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneous satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
         Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
         Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
         Pre-commencement communications pursuant to rule 13e04(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

         On November 7, 2005, the Company,  through its subsidiary U.S.C.  Europe Netherlands B.V., acquired the remaining 63.5% equity interests of Formametal,  S.A.  ("Formametal"),  an aerosol can manufacturer in Argentina,  making Formametal a wholly owned subsidiary of the Company.  The Company  purchased its initial 36.5%  interest in Formametal in 1998.  Pursuant to the Stock  Purchase  Agreement,
the purchase price paid at closing for the transaction was approximately $5.0 million,  with additional  contingent payments subject to the achievement by Formametal of the following earnings targets through 2007:

o        Payment of $2.5 million by January 31, 2006, provided  Formametal's  Consolidated EBITDA for the calendar year 2005, after the deduction of certain payments, is not less than $3.0 million, plus:
o        Payment of $1.25 million by March 31, 2007,  provided  Formametal's  Consolidated EBITDA for the calendar year 2006, after the deduction of certain payments,  is not less than $3.0 million,  provided further that if Formametal's  Consolidated EBITDA for the  calendar  year 2006 exceeds $5.5  million,  the Company  shall pay to the Sellers an amount equal to 20% on the amount in excess of $5.5 million, plus:
o        Payment by March 31, 2008, 20% of any excess over $5.5 million of Formametal's Consolidated EBITDA for calendar year 2007.

         In addition,  subject to his continuing  employment at Formametal through calendar year 2007, the Company will pay the selling majority shareholder up to $0.4 million.  These payments will be expensed by the Company as incurred.

         The  acquisition  will be accounted  for using the purchase  method as required by SFAS No. 141,  Business  Combinations.  The purchase price will be allocated to the underlying  assets and liabilities  based on their estimated fair values.  The Company is still in the process of  determining  the amount of goodwill,  if any, from the purchase.  Any required  contingency  payments  would further increase the purchase price and goodwill at the time the payments are made.  The Company  financed the  transaction  with proceeds from its revolving credit  facility.  Over the past twelve months,  Formametal had revenue of approximately  $25.0 million and net income of approximately $1.4 million.

Item 2.02  Results of Operations and Financial Condition

         On November 14, 2005,  the Company  released its results for the  quarterly  period  ended  October 2, 2005.  The  information regarding the third quarter of 2005, as well as  information  regarding  the use of non-GAAP  financial  measures,  is set forth in the attached press release, which is attached hereto as Exhibit 99.1.

         The  information in this Current  Report is being  furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities  Exchange Act of 1934, as amended,  or otherwise  subject to the  liabilities of that Section.  The  information in this
Current  Report shall not be  incorporated  by reference  into any  registration  statement or other  documents  filed  pursuant to the
Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.                 __________________________________Description of Exhibits________________________________
99.1                Press Release dated November 14, 2005.

                                                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              By       /s/ Michael M. Rajkovic
                                                              Name:    Michael M. Rajkovic
                                                              Title:   Executive Vice President and Chief Financial Officer
                                                                               (Principal Financial Officer)
Date:  November 14, 2005

                                                             EXHIBIT INDEX

Exhibit No.                 __________________________________Description of Exhibits________________________________
99.1                Press Release dated November 14, 2005.